EXHIBIT 21


                                  SUBSIDIARIES
                             (As of April 12, 1995)


                            THE LORI CORPORATION (1)





 New Dimensions *             Rosecraft, Inc. (1)           Lawrence Jewelry
Accessories, Ltd (2)                 100 %                   Corporation (1)
      100 %                                                       100 %













 (1) Delaware Corporation
 (2) New York Corporation


  *  Effective December 27, 1994 New Dimensions ceased operations.